Exhibit 10.3

PERFORMANCE SHARE UNIT AWARD NOTICE

<Name>	Employee #: xxxxx

Grant #: xxxxx

Nordstrom, Inc. (the “Company”) hereby grants to you a Performance Share Unit Award (the ”Award”) for shares of the Company’s Common Stock under the Company’s 2010 Equity Incentive Plan (the “Plan”). The Award is subject to all the terms and conditions set forth in this Performance Share Unit Award Notice (the “Award Notice”) and in the Performance Share Unit Award Agreement and the Plan, which are incorporated into the Award Notice in their entirety.

Grant Date:	<Month> <Day>, <Year>

Performance Cycle Start Date:	<Month> <Day>, <Year>

Performance Cycle End Date:	<Month> <Day>, <Year>

Number of Performance Share Units Awarded (the “Units”):	XXX

At the end of the Performance Cycle, your PSUs will be earned as follows:

Percentile Rank Among Peers	PSUs Earned as % of Grant
>85%	175%
>75%	150%
>65%	125%
>55%	100%
>40%	50%
≤40th	0%

Your PSUs are earned based on the Nordstrom Total Shareholder Return (TSR) relative to the performance of the Standard & Poor’s 500 over the three-year period. While the relative percentile rankings may change during the Performance Cycle based upon mergers, acquisitions, dissolutions and other industry consolidation involving the companies in the Peer Group, the application of the percentile earned is applied consistently. Generally, Units will be earned if the Nordstrom TSR for the Performance Cycle is in the top half of performers relative to the other companies in the Peer Group.

Final vesting of PSUs will be determined by the Compensation Committee of the Board of Directors, based on the actual TSR measured at the end of the Performance Cycle. See your Agreement for more information about the vesting determination.

PERFORMANCE SHARE UNIT AWARD AGREEMENT

AN AWARD (“AWARD”) FOR PERFORMANCE SHARE UNITS (“UNITS”), representing a number of shares of Nordstrom Common Stock (“Common Stock”) as noted in the Performance Share Unit Award Notice (the “Notice”), of Nordstrom, Inc., a Washington Corporation (the “Company”), is hereby granted to the Recipient (“Unit holder”) on the date set forth in the Notice, subject to the terms and conditions of this Agreement. The Units are also subject to the terms, definitions and provisions of the Nordstrom, Inc. 2010 Equity Incentive Plan (the “Plan”), adopted by the Board of Directors of the Company (the “Board”) and approved by the Company’s shareholders, which is incorporated in this Agreement. To the extent inconsistent with this Agreement, the terms of the Plan shall govern. Terms not defined herein shall have the meanings as set forth in the Plan. The Compensation Committee of the Board (the “Compensation Committee”) has the discretionary authority to construe and interpret the Plan and this Agreement. All decisions of the Compensation Committee upon any question arising under the Plan or under this Agreement shall be final and binding on all parties. The Units are subject to the following terms and conditions:

1.	VESTING AND SETTLEMENT OF UNITS

Units shall vest and be settled in accordance with the provisions of the Plan as follows:

(a)	Vesting

Each vested Unit is equal in value to one share of Common Stock. Except as set forth in Section 4, Units shall vest at the applicable earned percentage when the Compensation Committee certifies that the Company’s Total Shareholder Return (TSR) relative to the TSR of companies in the Standard & Poor’s 500 (the “Peer Group”) exceeds the percentile rankings set forth in the Notice. For purposes of determining the Company’s TSR relative to the TSR of other companies in the Peer Group, the share price of Common Stock, and the share prices of the companies in the Peer Group, are based on the thirty trading day closing price average immediately prior to the start of the three fiscal-year period (“the Performance Cycle”), and the thirty trading day closing price average immediately prior to the end of the Performance Cycle. The companies in the Peer Group shall be determined on the first day of the Performance Cycle and remain fixed for the duration of the Performance Cycle, even if the companies in the Standard & Poor’s 500 change. In the event of a change in control of a company included within the Peer Group during the Performance Cycle where shareholders of that company receive cash, securities or other assets in exchange for their shares, the TSR for such company for the Performance Cycle shall be fixed as of the date of the change of control and calculated including the amount received by the company’s shareholders in that transaction.

(b)	Settlement

Earned Units shall be settled and automatically converted into Common Stock upon vesting, unless the Unit holder has elected to defer all or a portion of the Units into the Executive Deferred Compensation Plan (EDCP) in accordance with its rules. For the avoidance of doubt, only Common Stock shall be deliverable upon the vesting of the Units. The Company shall not be required to issue fractional shares of Common Stock upon conversion of the Units into Common Stock. The delivery of Common Stock on vesting of the Units is intended to comply with Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), together with regulatory guidance issued thereunder, and shall occur as soon as practicable after the applicable vesting date.

(c)	Withholding Taxes

No stock certificates will be distributed to the Unit holder, or amounts deferred into the EDCP, unless the Unit holder has made acceptable arrangements to pay any withholding taxes that may be due as a result of the settlement of this Award. These arrangements may include withholding shares of Common Stock that otherwise would be distributed when the Units are settled. The fair market value of the shares required to cover withholding will be applied to the withholding of taxes prior to the Unit holder receiving the remaining shares.

(d)	Restrictions on Resale

The Unit holder agrees not to sell any shares of Common Stock at a time when applicable laws or Company policies prohibit a sale. This restriction will apply as long as the Unit holder is an employee, director or affiliate of the Company.

2.	ACCEPTANCE OF UNITS AND TERMS

Although the Company may or may not require the Unit holder’s signature upon accepting the Award, the Unit holder remains subject to the terms and conditions of this Agreement. The Unit holder agrees to comply with any and all legal requirements and Company policies related to the resale or disposition of any Awards under this Agreement. The Unit holder acknowledges receipt of a copy of the Plan in connection with the Award.

3.	NONTRANSFERABILITY OF UNITS

The Units may not be sold, pledged, assigned or transferred in any manner except in the event of the Unit holder’s death. In the event of the Unit holder’s death, the Units may be transferred to the person indicated on a valid beneficiary form, as designated by the Company, or if no designated beneficiary form is available, then to the person to whom the Unit holder’s rights have passed by will or the laws of descent and distribution. Except as set forth in Section 4, the Units may be settled during the lifetime of the Unit holder only by the Unit holder or by the guardian or legal representative of the Unit holder. The terms of the Agreement shall be binding upon the executors, administrators, heirs and successors of the Unit holder.

4.	SEPARATION OF EMPLOYMENT

Except as set forth in this section, Units vest and may only be settled while the Unit holder is an employee of the Company or one of its subsidiaries (the “Employer”) on the vesting date. If the Unit holder’s employment with the Employer is terminated, the Units shall continue to vest pursuant to the schedule set forth in the Notice, and the Units will vest only as follows:

(a)	If the Unit holder dies while employed by the Employer, and the Units were granted at least six months prior to the date of the Unit holder’s death while employed by the Employer, the person named on the Unit holder’s beneficiary form, as designated by the Company, shall be entitled to a prorated distribution with respect to vested Units based on the period of service by the Unit holder during the term of this Agreement. If no valid beneficiary form exists, then the person to whom the Unit holder’s rights have passed by will or the laws of descent and distribution shall be entitled to settlement of the Units. If the Units were granted less than six months prior to death, the Units shall be forfeited as of the date of death with no rights to a prorated distribution at settlement.

(b)	If the Unit holder is separated due to his or her disability, as defined in Section 22(e)(3) of the Internal Revenue Code of 1986, as amended (the “Code”), the Units were granted at least six months prior to such separation and the Unit holder provides Nordstrom Leadership Benefits with reasonable documentation of his or her disability, the Unit holder shall be entitled to a prorated distribution with respect to vested Units based on the period of service during the term of this Agreement. If the Units were granted less than six months prior to separation due to the Unit holder’s disability, the Units shall be forfeited as of the date of separation with no rights to a prorated distribution at settlement.

(c)	If the Unit holder terminates employment after having met any of the requirements set forth below, and the Units were granted at least six months prior to the termination date, the Unit holder shall be entitled to a prorated distribution with respect to vested Units based on the period of service during the term of this Agreement:

(i)	the Unit holder was born on or before March 3, 1956 and was eligible for and received a grant under the Plan in 2014; or

(ii)	the Unit holder has attained age 55 with 10 continuous years of service to the Employer from the most recent hire date with the Employer.

If the Units were granted less than six months prior to termination, such Units shall be forfeited as of the date of termination with no rights to a prorated distribution at settlement.

(d)	Notwithstanding subparagraphs (a), (b) and (c) of this section, a Unit holder shall immediately forfeit any unvested and unsettled Units (as of the termination date), if he or she is terminated for any of the following reasons with respect to the Company or any of its subsidiaries: embezzlement, theft of funds, fraud, violation of rules, regulations or policies, or any intentional harmful act or acts.

(e)	If the Unit holder is separated for any reason other than those set forth in subparagraphs (a), (b), (c) and (d) above, Units, to the extent not vested and settled as of the date of his or her separation, shall be forfeited as of that date.

Notwithstanding anything above to the contrary, if at any time during the term of this Award, the Unit holder directly or indirectly, either as an employee, employer, consultant, agent, principal, partner, shareholder, corporate officer, director or in any other capacity, with respect to the Company or any of its subsidiaries, engages or assists any third party in engaging in any competitive business; divulges any confidential or proprietary information to a third party who is not authorized to receive the confidential or proprietary information; or improperly uses any confidential or proprietary information, then the post-separation proration of Units and settlement rights set forth above shall cease immediately, and all outstanding vested but not settled and unvested portions of the Award shall be forfeited.

5.	TERM OF UNITS

Units not certified by the Compensation Committee as having vested as of the end of the Performance Cycle for which the Units were awarded shall be forfeited.

6.	ADJUSTMENTS UPON CHANGES IN CAPITALIZATION

The Units shall be adjusted pursuant to the Plan, in such manner, to such extent (if any) and at such time as the Compensation Committee deems appropriate and equitable in the circumstances, to reflect any stock dividend, stock split, split up, extraordinary cash dividend, any combination or exchange of shares or other Strategic Transaction.

7.	NO DIVIDEND RIGHTS

Except to the extent required pursuant to Section 6 of this Agreement or under the terms of the EDCP (for any Units deferred under that plan), ownership of Units shall not entitle the Unit holder to receive any dividends declared with respect to Common Stock.

8.	ADDITIONAL UNITS

The Compensation Committee may or may not grant the Unit holder additional Units in the future. Nothing in this Award or any future Agreement should be construed as suggesting that additional Units to the Unit holder will be forthcoming.

9.	LEAVES OF ABSENCE

For purposes of this Award, the Unit holder’s service does not terminate due to a military leave, a medical leave or another bona fide leave of absence if the leave was approved by the Employer in writing and if continued crediting of service is required by the terms of the leave or by applicable law. But, service terminates when the approved leave ends unless the Unit holder immediately returns to active work.

10.	INDEPENDENT TAX ADVICE

The tax consequences to the Unit holder of receiving the Units or disposing of the shares of Common Stock which may be issuable upon vesting and conversion of the Units are complicated and will depend, in part, on the Unit holder’s specific tax situation. The Unit holder is advised to consult with an independent tax advisor for a full understanding of the specific tax consequences of receiving or disposing of the Units or the shares of Common Stock that may be received upon vesting and conversion of the Units.

11.	RIGHTS AS A SHAREHOLDER

Neither the Unit holder nor the Unit holder’s beneficiary or representative shall have any rights as a shareholder with respect to any Common Stock subject to these Units, unless and until the Units vest and are settled in Common Stock.

12.	NO RETENTION RIGHTS

Nothing in this Agreement or in the Plan shall give the Unit holder the right to be retained by the Employer as an employee or in any capacity. The Employer reserves the right to terminate the Unit holder’s service at any time, with or without cause.

13.	CLAWBACK POLICY

The Units, and any proceeds (Common Stock or cash) received in connection with the settlement of the Units or subsequent sale of such issued Common Stock, shall be subject to the Clawback Policy adopted by the Company’s Board, as amended from time to time.

In the event the Clawback Policy is deemed unenforceable with respect to the Units, or with respect to the proceeds received in connection with the settlement of the Units or subsequent sale of such issued Common Stock, then the award of Units subject to this agreement shall be deemed unenforceable due to lack of adequate consideration.

14.	DEFERRAL OF UNITS

A Unit holder may elect to defer all or a portion of the Units into the Executive Deferred Compensation Plan (“EDCP”) in accordance with its terms. Upon deferral, the vested Units (and their subsequent settlement and payment) shall be governed by the terms and conditions of the EDCP, as that plan may be amended from time to time by the Company.

15.	ENTIRE AGREEMENT

The Notice, this Agreement and the Plan constitute the entire contract between the parties hereto with regard to the subject matter hereof. They supersede any other agreements, representations or understandings (whether oral or written and whether express or implied) that relate to the subject matter hereof.

This Agreement may not be modified or amended, except for a unilateral amendment by the Company that does not materially adversely affect the rights of the Unit holder under this Agreement. No party to this Agreement may unilaterally waive any provision hereof, except in writing. Any such modification, amendment or waiver signed by, or binding upon, the Unit holder, shall be valid and binding upon any and all persons or entities who may, at any time, have or claim any rights under or pursuant to this Agreement.

16.	CHOICE OF LAW

This Agreement shall be governed by, and construed in accordance with, the laws of the State of Washington, without regard to principles of conflicts of laws, as such laws are applied to contracts entered into and performed in such State.

17.	SEVERABILITY

If any provision of this Agreement shall be invalid or unenforceable, such invalidity or unenforceability shall attach only to such provision and shall not in any manner affect or render invalid or unenforceable any other severable provision of this Agreement, and this Agreement shall be carried out as if such invalid or unenforceable provision were not contained herein.

18.	CODE SECTION 409A

The Company reserves the right, to the extent the Company deems reasonable or necessary in its sole discretion, to unilaterally amend or modify this Agreement as may be necessary to ensure that all vesting or delivery of compensation provided under this Agreement is made in a manner that complies with Section 409A of the Code, together with regulatory guidance issued thereunder.